UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland	D01 K0Y85
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 2.800% Senior Notes due 2021	AON21	New York Stock Exchange
Guarantees of Aon plc’s 4.000% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020, Aon Corporation, an indirect, wholly owned subsidiary of Aon plc, and Christa Davies entered into an amendment (the “Davies Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Ms. Davies (the “Davies International Assignment Letter”). The Davies Amendment extends the term of the Davies International Assignment Letter, which was set to expire on June 30, 2020, to expire on June 30, 2021.

On June 19, 2020, Aon Corporation and Gregory C. Case entered into an amendment (the “Case Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Mr. Case (the “Case International Assignment Letter”). The Case Amendment extends the term of the Case International Assignment Letter, which was set to expire on June 30, 2020, to expire on June 30, 2021.

The foregoing summaries are qualified in their entirety by reference to the Davies Amendment and the Case Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Aon plc (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”) on June 19, 2020. A total of 208,539,160 Class A Ordinary shares, or 90.24%, of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following five proposals at the Annual Meeting, all of which are described in the Company’s proxy statement for the Annual Meeting, and cast their votes as described below:

1.	The re-election of 11 nominees to serve as directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	173,911,492	21,087,755	130,500	13,409,413
Gregory C. Case	189,026,467	5,990,453	112,827	13,409,413
Jin-Yong Cai	192,302,088	2,671,861	155,798	13,409,413
Jeffrey C. Campbell	188,922,241	6,073,395	134,111	13,409,413
Fulvio Conti	185,759,407	9,223,520	146,820	13,409,413
Cheryl A. Francis	190,032,425	4,976,566	120,756	13,409,413
J. Michael Losh	181,308,225	13,656,203	165,319	13,409,413
Richard B. Myers	184,219,718	10,750,363	159,666	13,409,413
Richard C. Notebaert	182,292,760	12,691,145	145,842	13,409,413
Gloria Santona	184,235,462	10,771,611	122,674	13,409,413
Carolyn Y. Woo	184,178,155	10,814,450	137,142	13,409,413

2.	An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
179,631,159	15,160,167	338,421	13,409,413

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020. This ordinary resolution was approved.

For	Against	Abstain
201,148,837	7,282,501	107,822

4.	The re-appointment of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office from the conclusion of the Annual Meeting until the next annual general meeting where accounts are laid before the Company. This ordinary resolution was approved.

For	Against	Abstain
201,178,264	7,244,602	116,294

5.	The authorization of the Company’s Board of Directors or the Audit Committee to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditors. This ordinary resolution was approved.

For	Against	Abstain
207,488,737	913,979	136,444

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to International Assignment Letter, dated June 19, 2020, between Aon Corporation and Christa Davies.

10.2	Amendment to International Assignment Letter, dated June 19, 2020, between Aon Corporation and Gregory C. Case.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2020	AON PLC

	By:	/s/ Molly Johnson
Molly Johnson
Assistant Company Secretary